Exhibit 99.3


                           [NAC RE Corp. Letterhead]

NAC RE Corporation                                           One Greenwich Plaza
                                                                   P.O. Box 2568
                                                       Greenwich, CT  06836-2568
                                                                  (203) 622-5200
                                                                FAX:  2036221494
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                                                       CONTACT:
                                                       Richard H. Miller
                                                       (203) 622-5535

FOR IMMEDIATE RELEASE


            NAC RE CORP. INCREASES ITS STOCK REPURCHASE AUTHORIZATION

Greenwich, CT, April 23, 1999 --- NAC Re Corporation (NYSE:NRC) announced today that the Board of Directors has approved the expansion of the Company's stock repurchase program initially authorized in January 1988. The Board authorized the Company to repurchase up to an additional two million shares of Common Stock. The Company has repurchased approximately four million shares of its Common Stock since the inception of the program, including approximately 400,000 shares thus far in 1999.

NAC Re Corporation is the parent company of NAC Reinsurance Corporation, which is an "A+" rated reinsurer licensed to write business in all fifty states, the District of Columbia and all provinces of Canada.